Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GoAmerica, Inc. 2005 Equity Compensation Plan of our report dated June 11, 2007, with respect to the 2006 special-purpose carve-out financial statements of Verizon Business Global LLC’s Mass Markets – TeleRelay Service, included in GoAmerica, Inc.’s Schedule 14A Definitive Proxy Statement filed with the Securities and Exchange Commission on November 8, 2007.

/s/ Ernst & Young LLP

New York, NY

September 5, 2008